Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement Number 33-60730 on Form S-8 filed March 31, 1993,

(2)	Registration Statement Number 333-27459 on Form S-8 filed May 20, 1997,

(3)	Registration Statement Number 333-67033 on Form S-8 filed November 10, 1998,

(4)	Registration Statement Number 333-87996 on Form S-8 filed May 10, 2002,

(5)	Registration Statement Number 333-89862 on Form S-4/A filed October 24, 2002,

(6)	Registration Statement Number 333-105081 on Form S-8 filed May 8, 2003,

(7)	Registration Statement Number 333-109353 on Form S-4 filed October 1, 2003,

(8)	Registration Statement Number 333-123218 on Form S-3/A filed May 16, 2005,

(9)	Registration Statement Number 333-129636 on Form S-3 filed November 10, 2005, and

(10)	Registration Statement Number 333-129632 on Form S-8 filed November 10, 2005;

of our report dated March 3, 2006, with respect to the consolidated financial statements and schedule of Jarden Corporation and our report dated March 3, 2006, with respect to Jarden Corporation management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Jarden Corporation, included in this Annual Report (Form 10-K) of Jarden Corporation for the year ended December 31, 2005.

/s/ Ernst & Young LLP

New York, New York

March 3, 2006